UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2017, Aquinox Pharmaceuticals, Inc. (the “Company”) appointed Lloyd Mackenzie, the Company’s current Vice President, Early Stage Development and CMC, as Chief Operating Officer. In such capacity, Mr. Mackenzie will serve as the Company’s principal operating officer.

Mr. Mackenzie has served as our Vice President, Early Stage Development and CMC since March 2017 and prior to that served as Vice President, Technical Operations and Planning from May 2013 to March 2017 and Senior Director, Technical Operations from May 2008 to May 2013. From 2007 to 2008, Mr. Mackenzie served as a Research Scientist of Pharmaceutical Development at QLT. From 1999 to 2007, Mr. Mackenzie served as a Research Scientist of Inflazyme Pharmaceuticals Inc., a biotechnology company. Mr. Mackenzie is the author of 15 scientific publications and is an inventor on four patents. Mr. Mackenzie holds a B.Sc. in Biochemistry from Simon Fraser University. As a result of his promotion, Mr. Mackenzie will receive an increase in his annual salary to $360,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: December 15, 2017